Exhibit (d)(26)

$18,000,000 AGGREGATE PRINCIPAL AMOUNT

VONAGE HOLDINGS CORP.

VONAGE AMERICA INC.

20% CONVERTIBLE SECURED THIRD LIEN NOTES DUE 2015

Registration Rights Agreement

dated October 19, 2008

REGISTRATION RIGHTS AGREEMENT, dated as of October 19, 2008, among Vonage Holdings Corp., a Delaware corporation (the “Company”) and Vonage America Inc., a Delaware corporation (“Vonage America” and, together with the Company and any of their respective successor entities, collectively herein referred to as the “Co-Issuers”), the purchasers listed on the signature pages hereto (the “Purchasers”) and certain Specified Persons (as defined below).

Pursuant to the Third Lien Note Purchase Agreement, dated as of October 19, 2008, among the Co-Issuers, certain Subsidiaries of the Company, as Guarantors (collectively, the “Guarantors”), each of the Purchasers and Silver Point, as Note Agent and Collateral Agent (the “Note Purchase Agreement”), relating to the placement (the “Placement”) of the Notes (as defined below), the Purchasers have agreed to purchase from the Company $18,000,000 in aggregate principal amount of 20% Convertible Secured Third Lien Notes due 2015 (the “Notes”) to be jointly and severally guaranteed on a senior, third-lien secured basis by the Guarantors. The Notes will be convertible, subject to the terms thereof, into fully paid, nonassessable shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Notes will be convertible on the terms, and subject to the conditions, set forth in the Note Purchase Agreement. To induce the Purchasers to purchase the Notes, the Co-Issuers have agreed to provide the registration rights set forth in this Agreement pursuant to Section 3(a) of the Note Purchase Agreement.

The parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Additional Amounts”: As defined in Section 3(a) hereof.

“Additional Amounts Payment Date”: Each February 15, May 15, August 15 and November 15.

“Affiliate”: As defined in the Note Purchase Agreement.

“Affiliated Holder”: As defined in the Note Purchase Agreement.

“Agreement”: This Registration Rights Agreement.

“Amendment Effectiveness Deadline Date”: Has the meaning set forth in Section 2(g)(i) hereof.

“Applicable Conversion Price”: As defined in the Note Purchase Agreement and as may be adjusted from time to time thereunder.

“Approved Underwriter”: An Underwriter as selected as provided in Section 9.

“Authorized Agent”: As defined in Section 10(i) hereof.

“Automatic Shelf Registration Statement”: An “automatic shelf registration” statement within the meaning of Rule 405 under the Securities Act.

“Business Day”: As defined in the Note Purchase Agreement.

“Notes”: As defined in the preamble hereto.

“Co-Issuers”: As defined in the preamble hereto.

“Commission”: The United States Securities and Exchange Commission.

“Common Stock”: As defined in the preamble hereto, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

“Company”: As defined in the preamble hereto.

“EDGAR”: The Electronic Data Gathering, Analysis, and Retrieval system by which companies file forms with the Commission.

“Effective Date”: As defined in the Note Purchase Agreement.

“Effectiveness Date”: As defined in Section 2(a)(ii) hereof.

“Effectiveness Period”: As defined in Section 2(a)(iii) hereof.

“Effectiveness Target Date”: As defined in Section 2(a)(ii) hereof.

“Exchange Act”: Securities Exchange Act of 1934, as amended.

“FINRA”: The Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus”: A free writing prospectus, as defined in Rule 405 under the Securities Act.

“Funding Date”: As defined in the Note Purchase Agreement.

“Guarantors”: As defined in the preamble hereto.

“Hedging Counterparty”: A broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction”: Any transaction involving a security linked to the Transfer Restricted Class Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Transfer Restricted Class Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Transfer Restricted Class Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(i) transactions by a Holder in which a Hedging Counterparty engages in short sales of Transfer Restricted Class Securities pursuant to a Prospectus and may use Transfer Restricted Securities to close out its short position;

(ii) transactions pursuant to which a Holder sells short Transfer Restricted Class Securities pursuant to a Prospectus and delivers Transfer Restricted Securities to close out its short position;

(iii) transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Transfer Restricted Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Transfer Restricted Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(iv) a loan or pledge of Transfer Restricted Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a Prospectus.

“Holder”: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

“Holder Information”: As defined in Section 5 hereof.

“Incidental Offering”: As defined in Section 2(h) hereof.

“Incidental Registration”: As defined in Section 2(h) hereof.

“Incidental Registration Statement”: As defined in Section 2(h) hereof.

“Indemnified Holder”: As defined in Section 7(a) hereof.

“Issuer Free Writing Prospectus”: An issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“Lock-up Agreements”: A customary lock-up agreement entered into in connection with underwritten public offerings.

“Losses”: As defined in Section 7(a) hereof.

“Majority-Owned Affiliate”: As defined in the Note Purchase Agreement.

“Majority Holders”: Holders holding over 50% of the aggregate principal amount of Notes outstanding; provided that, for the purpose of this Agreement, a holder of shares of Common Stock which constitute Transfer Restricted Securities that were issued upon conversion of the Notes shall be deemed to hold an aggregate principal amount of the Notes (in addition to the principal amount of the Notes held by such holder) equal to the quotient of (x) the number of such shares of Common Stock held by such holder and (y) the conversion rate in effect at the time such shares were issued upon conversion of the Notes as determined in accordance with the Note Purchase Agreement.

For purposes of determining whether Majority Holders have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other act under this Agreement, Notes or Common Stock owned by the Co-Issuers, a Subsidiary or an Affiliated Holder or any other obligor under or guarantor of the Notes shall be disregarded and deemed not to be outstanding.

“Majority Holders’ Counsel”: Paul, Weiss, Rifkind, Wharton & Garrison LLP, unless the Majority Holders select another counsel and notify the Company in writing of such counsel.

“NEA Related Fund”: As defined in the Note Purchase Agreement.

“Note Purchase Agreement”: As defined in the preamble hereto.

“Notice and Questionnaire”: A written notice executed by a Holder and delivered to the Company relating to the Notes, which notice is substantially in the form of Exhibit A hereto with such additional information regarding the Holder and the Transfer Restricted Securities or other Common Stock owned, beneficially or otherwise, by such Holder as the Company may from time to time reasonably request.

“Notice Holder”: On any date, any Holder of Transfer Restricted Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Permitted Free Writing Prospectus”: As defined in Section 10(a) hereof.

“Person”: An individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

“Placement”: As defined in the preamble hereto.

“Prospectus”: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

“Purchasers”: As defined in the preamble hereto.

“Record Date”: Any of the following dates: January 15, April 15, July 15 or October 15, as applicable.

“Record Holder”: With respect to any Additional Amounts Payment Date, each Person who is a registered holder of the Notes (or Common Stock issued upon conversion thereof that constitutes Transfer Restricted Securities) on the Record Date immediately preceding the relevant Additional Amounts Payment Date.

“Registration Default”: As defined in Section 3(a) hereof.

“Registration Statement”: Any Shelf Registration Statement and/or any Incidental Registration Statement, as the case may be.

“Related Fund”: As defined in the Note Purchase Agreement.

“Represented Stockholder”: A holder of Common Stock who is represented (or whose Related Funds or controlled Affiliates are represented) on the board of directors of the Company.

“Securities Act”: Securities Act of 1933, as amended.

“Shelf Filing Deadline”: As defined in Section 2(a)(i) hereof.

“Shelf Registration Statement”: As defined in Section 2(a)(i) hereof.

“Silver Point”: Silver Point Finance, LLC.

“Specified Persons”: Any of Jeffrey A. Citron (or any Majority-Owned Affiliate of his), New Enterprise Associates 10, Limited Partnership, New Enterprise Associates 11, Limited Partnership, any NEA Related Fund, Bain Capital Venture Fund 2005, L.P. or Brookside Capital Partners Fund, L.P.

“Subject Holder”: Each Person who, together with its Affiliates and Related Funds, beneficially owns more than 5.0% of the outstanding Common Stock.

“Subsequent Shelf Registration Statement”: As defined in Section 2(d) hereof.

“Subsidiary”: As defined in the Note Purchase Agreement.

“Suspension Notice”: As defined in Section 5(b) hereof.

“Suspension Period”: As defined in Section 5(b)(i) hereof.

“Transfer Restricted Class Securities”: Securities of the same class as the Transfer Restricted Securities.

“Transfer Restricted Securities”: Either

(a) Each share of Common Stock issued (or issuable) upon conversion of the Notes; provided that a share of Common Stock shall cease to be a Transfer Restricted Security when:

(i) such share of Common Stock has been resold pursuant to a transaction registered under the Securities Act;

(ii) such share of Common Stock (x) may be transferred freely by the Holder without complying with the manner of sale requirements, volume limitations or current public information requirements of Rule 144 (or any other similar provision then in force) under the Securities Act, and (y) is not beneficially owned by a Subject Holder;

(iii) such share of Common Stock ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise); or

(iv) such share of Common Stock has otherwise been transferred and is not subject to transfer restrictions under the Securities Act;

or

(b) Each share of Common Stock held by Silver Point and its controlled Affiliates as long as Silver Point remains a Subject Holder and the Common Stock held by Silver Point and its controlled Affiliates may not be transferred freely without complying with the manner of sale requirements, volume limitations or current public information requirements of Rule 144 (or any other similar provision then in force) under the Securities Act.

For the avoidance of doubt, it is understood that neither clause (a)(i) nor clause (a)(iv) shall be deemed to have been satisfied by a registered issuance of Common Stock by the Company to a Holder upon conversion of a Note.

“Underwriter”: Any investment bank or other financial institution acting as underwriter of Transfer Restricted Securities or Transfer Restricted Class Securities in connection with an underwritten offering thereof under the Registration Statement.

“WKSI”: A “well known seasoned issuer” as defined in Rule 405 under the Securities Act.

“Underwritten Offering”: An offering in which Transfer Restricted Securities of the Company are sold, or otherwise disposed of, to or through an Underwriter pursuant to the Registration Statement or the Subsequent Shelf Registration Statement.

Unless the context otherwise requires, the singular includes the plural, words in the plural include the singular, and the duties and obligations of the Co-Issuers are both joint and several.

2. Shelf Registration and Incidental Registration.

(a) The Co-Issuers shall:

(i) as promptly as practicable (but in no event later than the Funding Date) (the “Shelf Filing Deadline”), cause to be filed a registration statement of the Company pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission (the “Shelf Registration Statement”), which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is a WKSI at the time of filing thereof and shall provide for the registration, on a continuous or delayed basis, of the issuance by the Company of Common Stock to the Holders upon conversion of the Notes and/or the resale by the Holders of all Transfer Restricted Securities subject to the terms and conditions hereof;

(ii) if the Company is not a WKSI when the Shelf Registration Statement is filed and therefore did not file an Automatic Shelf Registration Statement, use their reasonable best efforts to cause the Shelf Registration Statement to become effective under the Securities Act not later than 60 days after the Effective Date (the “Effectiveness Target Date,” and the date of such effectiveness or availability, the “Effectiveness Date”); and

(iii) use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act and by the provisions of Section 5(a) hereof to the extent necessary to ensure that (A) it is available, as applicable, for the issuance by the Company of Common Stock to the Holders upon conversion of the Notes and for resales by the Holders of Transfer Restricted Securities entitled, subject to the terms and conditions hereof, to the benefits of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the “Effectiveness Period”) from the date the Shelf Registration Statement becomes effective until the date that there are no longer any Transfer Restricted Securities.

(b) The Co-Issuers shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the Effectiveness Period if any of them voluntarily takes any action that would result in Holders of Transfer Restricted Securities not being able to offer and sell such securities at any time during the Effectiveness Period, unless such action is (x) required by applicable law or otherwise undertaken by the Co-Issuers in good faith and for valid business reasons (not including avoidance of the their obligations hereunder), including the acquisition or divestiture of assets, or (y) permitted by Section 5(b)(i).

(c) Not less than 30 days prior to the Effectiveness Target Date, the Company shall mail the Notice and Questionnaire to the Holders. Each Holder that becomes a Notice Holder (and provides such additional information as the Company reasonably may request) on or prior to the date 10 Business Days prior to the Effectiveness Target Date shall be named as a selling securityholder in the initial Shelf Registration Statement.

(d) If the Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective, or the related Prospectus ceases to be usable with respect to resales of Transfer Restricted Securities, for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted Securities registered thereunder shall have ceased to be Transfer Restricted Securities or during a Suspension Period permitted by Section 5(b)(i)(y)), the Co-Issuers shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or file an amendment to the existing Shelf Registration Statement or a supplement to the related Prospectus or file an additional Shelf Registration Statement (or an amendment or supplement thereto) (which, in the case of any Automatic Shelf

Registration Statement, shall be another Automatic Shelf Registration Statement if the Company is then a WKSI) covering all of the securities that as of the date of such filing are Transfer Restricted Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed and is not an Automatic Shelf Registration Statement, the Co-Issuers shall use their reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing or designation and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

(e) The Co-Issuers shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Majority Holders on behalf of the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement; provided, however, that the Co-Issuers shall not be obligated to pay any Additional Amounts in respect of any Registration Default that is caused solely by a supplement or amendment to the Shelf Registration Statement that is reasonably requested by the Majority Holders (unless such supplement or amendment was necessary or reasonably desirable because of a change in applicable laws, rules, regulations or instructions).

(f) The Co-Issuers shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, and any Issuer Free Writing Prospectus, as of the date thereof, (i) to comply in all material respects with the applicable requirements of the Securities Act and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading.

(g) Each Holder agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with the terms and conditions of this Agreement. Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus from and after the Effectiveness Date agrees to deliver a Notice and Questionnaire to the Company at least 10 Business Days prior to any intended sale of Transfer Restricted Securities under the Shelf Registration Statement. From and after the Effectiveness Date, the Co-Issuers shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to the Company, and in any event upon the later of (x) 10 Business Days after such date (but no earlier than 10 Business Days after effectiveness) or (y) 10 Business Days after the expiration of any Suspension Period in effect when the Notice and Questionnaire is delivered or put into effect within 10 Business Days of such delivery date:

(i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement and if such Shelf Registration Statement is not an Automatic Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is 60 days after the date such post-effective amendment is required by this clause to be filed;

(ii) provide such Holder as many copies as such Holder reasonably requests of any documents filed pursuant to Section 2(f)(i); and

(iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(g)(i);

provided that if such Notice and Questionnaire is delivered during a Suspension Period, the Co-Issuers shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period in accordance with Section 5(b). Notwithstanding anything contained herein to the contrary, the Co-Issuers shall not be under any obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus.

(h)(i) At any time after the Effective Date, if the Company proposes to file a registration statement (an “Incidental Registration Statement”) with respect to an underwritten secondary offering by any Specified Person for (i) the resale of Transfer Restricted Class Securities, any security linked to Transfer Restricted Class Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to the Transfer Restricted Class Securities or (ii) any Hedging Transaction (an “Incidental Offering”), then the Company shall give a written notice of such proposed filing to the Holders at least 20 days before the anticipated filing date, and such notice shall describe the proposed Incidental Offering, offering price (or reasonable range thereof) and distribution arrangements, and shall offer the Holders the opportunity to register the number of Transfer Restricted Securities as each such Holder may request (the “Incidental Registration”). Each Holder that wishes to participate in an Incidental Offering must return a completed Notice and Questionnaire to the Company and become a Notice Holder (and provide such additional information as the Company reasonably may request) within five (5) Business Days after the notice provided for in the preceding sentence. In connection with any Incidental Registration under this Section 2(h), the Co-Issuers shall (within 20 days after the notice provided for in the second preceding sentence) cause the Underwriter in such Incidental Offering to permit the Notice Holders who have requested in writing to participate in the Incidental Registration to include the number of such Holder’s Transfer Restricted Securities specified by such Holder in such Incidental Offering on the same terms and conditions as the securities of the Specified Person(s) included in such Incidental Offering. In connection with any Incidental Registration under this Section 2(h), the Co-Issuers shall not be required to include any Transfer Restricted Securities in such Incidental Offering unless the Holders thereof accept the terms of the Incidental Offering as agreed upon between the Company, such Specified Person(s), and the Underwriter(s). If such Underwriter(s) determines that the registration of all or part of the Transfer Restricted Securities which the Holders have requested to be included would materially adversely affect the success of such Incidental Offering, then the Co-Issuers shall exclude from such Incidental Registration the aggregate amount of the Transfer Restricted Class Securities that the Underwriter believes may materially adversely affect such Incidental Offering by reducing the total amount of the Transfer Restricted Class Securities to be offered on a pro rata basis based on the number of Transfer Restricted Class Securities to be included in such Incidental Offering by each holder thereof.

(ii) The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to the Incidental Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in such Incidental Registration Statement. Each Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such Incidental Registration Statement the Transfer Restricted Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request. Each Holder further agrees not to sell any Transfer Restricted Securities pursuant to the Incidental Registration Statement without delivering, causing to be delivered or, if permitted by applicable law, making available, a Prospectus to the purchaser thereof and to notify the Co-Issuers (within 10 Business Days after a written request therefor by the Co-Issuers) of the amount of Transfer Restricted Securities sold pursuant to such Incidental Registration Statement.

(iii) The Company shall bear all expenses relating to the registration of Holders’ Transfer Restricted Securities in connection with any Incidental Registration that it would have borne pursuant to Section 9(c) hereof had such Incidental Registration been a Shelf Registration that is an Underwritten Offering, whether or not such Incidental Registration becomes effective.

(iv) Each Specified Person (severally and not jointly) acknowledges and agrees that the Holders may exercise their rights with respect to any Incidental Registration and Incidental Offering by such Specified Person, as described in this Section 2(h).

(v) If any Specified Person proposes to transfer its Transfer Restricted Class Securities, any security linked to Transfer Restricted Class Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to the Transfer Restricted Class Securities to any other Person who is a Related Fund or a controlled Affiliate of such Specified Person, then such Related Fund or controlled Affiliate shall execute an instrument under which it agrees to comply with this Section 2(h).

3. Additional Amounts.

(a) If:

(i) the Shelf Registration Statement (x) is not filed, or on file, with the Commission prior to or on the Shelf Filing Deadline and, (y) if such Shelf Registration Statement is an Automatic Shelf Registration Statement, it does not become automatically effective prior to or on the Shelf Filing Deadline;

(ii) the Company is not eligible to use an Automatic Shelf Registration Statement on the Shelf Filing Deadline, and the Shelf Registration Statement has not become effective, prior to or on the Effectiveness Target Date;

(iii) any post-effective amendment to a Shelf Registration Statement filed pursuant to Section 2(g)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date;

(iv) except as provided in Sections 2(e), 5(a)(viii) or 5(b)(i) hereof, the Shelf Registration Statement is filed and has become effective but, during the Effectiveness Period, shall thereafter cease to be effective or the prospectus contained therein shall cease to be usable in connection with the issuance of Common Stock upon conversion of the Notes or the resale of Transfer Restricted Securities without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself declared effective upon or prior to the expiration of such five Business Day Period;

(v) A Suspension Period occurs; or

(vi) the Co-Issuers fail to comply with Section 2(h) with respect to any Incidental Registration or Incidental Offering;

(each such event referred to in foregoing clauses (i) through (vi), a “Registration Default”), the Co-Issuers hereby agree to pay interest (“Additional Amounts”) with respect to the Notes that are convertible into Transfer Restricted Securities and (as the case may be) Common Stock issued upon conversion of the Notes that are Transfer Restricted Securities from and including the day following the Registration Default to but excluding the earlier of (1) the day on which the Registration Default has been cured and (2) the date the Shelf Registration Statement is no longer required to be kept effective, accruing at a rate, without duplication:

(A) in respect of the Notes that are convertible into Transfer Restricted Securities, to each Record Holder of such Notes, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum on the aggregate principal amount of the Notes held by such Record Holder, and (y) with respect to each additional 90-day period elapsed thereafter during which the same Registration Default shall be continuing, equal to an additional 0.25% per annum on the aggregate principal amount of Notes held by such Record Holder; provided that in no event shall Additional Amounts accrue at a rate per year exceeding 1.00%; and

(B) in respect of each share of Common Stock issued upon conversion of Notes (to the extent such Common Stock constitutes Transfer Restricted Securities), to each holder of such share of Common Stock (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum, and (y) with respect to each additional 90-day period elapsed thereafter during which the same Registration Default shall be continuing, equal to an additional 0.25% per annum, in each case, of an amount equal to the Applicable Conversion Price per share of Common Stock in effect under the Note Purchase Agreement determined as of the Business Day immediately preceding the Record Date (or if the Note Purchase Agreement is no longer in effect, the last Applicable Conversion Price per share of Common Stock in effect thereafter); provided that in no event shall Additional Amounts accrue at a rate per year exceeding 1.00% of such Applicable Conversion Price.

The rate of accrual of the Additional Amounts with respect to any period shall not exceed the percentages provided for in this Section 3(a) notwithstanding the occurrence of multiple concurrent Registration Defaults.

(b) All accrued Additional Amounts shall be paid in arrears to Record Holders by the Co-Issuers on each Additional Amounts Payment Date. Upon the cure of all Registration Defaults relating to any particular Transfer Restricted Security, the accrual of applicable Additional Amounts will cease.

All obligations of the Co-Issuers with respect to the payment of Additional Amounts, if any, set forth in this Section 3 that are outstanding with respect to any Note at the time such security ceases to be outstanding shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

The Additional Amounts set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for each Registration Default.

4. Lock-up Agreements.

(a) Co-Issuers’ Lock-up Agreements. With respect to any offering of Transfer Restricted Securities registered on a Shelf Registration Statement that takes the form of an Underwritten Offering:

(i) the Co-Issuers shall not (except as part of such offering) effect any transfer of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock during the period from the date of the underwriting agreement with respect to such Underwritten Offering and ending on the date that is 90 days (or a shorter period, if agreed by the Approved Underwriter for such Underwritten Offering), plus an extension period, if required by the Approved Underwriter, pursuant to applicable law, rule or regulation. The foregoing prohibition shall not apply to (1) securities issued pursuant to a registration statement on Form S-8 or (2) securities issued in acquisition transactions with respect to businesses reasonably related to the business of Holdings as currently conducted or to vendors, joint venture partners, suppliers, customers in connection with other transactions entered into in the ordinary course of business (provided that the Co-Issuers shall use (x) reasonable best efforts to cause any person who is a Represented Stockholder and who is issued such securities or (y) commercially reasonable efforts to cause any other person issued such securities who beneficially owns 5% or more of the outstanding Transfer Restricted Class Securities, in each case, to execute lock-up agreements substantially similar to those described in Section 4(a)(ii)); upon request by the Approved Underwriters with respect to such offering, the Co-Issuers shall, from time to time, enter into Lock-up Agreements on terms consistent with this Section 4(a)(i); and

(ii) the Co-Issuers shall use (x) reasonable best efforts to cause all of their respective executive officers and directors and all Represented Stockholders or (y) commercially reasonable efforts to cause other beneficial owners of more than 5% of the Transfer Restricted Class Securities, in each case, to execute lock-up agreements that contain restrictions that are substantially the same as the restrictions contained in the Lock-up Agreements executed by the Co-Issuers and that may contain reasonable and customary exceptions to such restrictions agreed by the Approved Underwriter.

(b) Third Party Beneficiaries in Lock-up Agreements. Any Lock-up Agreements executed by the Co-Issuers, their officers, their directors or other stockholders pursuant to this Section 4 shall contain provisions naming the selling stockholders in the relevant offering that are Holders as intended third-party beneficiaries thereof until the completion of the initial placement to the Underwriters of all Transfer Restricted Securities involved in such Underwritten Offering and requiring the prior written consent of the Holders of a majority of the Transfer Restricted Securities to be sold in such offering for any amendments thereto or waivers thereof until the completion of the initial placement to the Underwriters of all Transfer Restricted Securities involved in such Underwritten Offering.

5. Registration Procedures.

(a) In connection with the Registration Statement and any Prospectus required by this Agreement to permit the issuance by the Company of Common Stock to the Holders upon conversion of the Notes and/or the sale or resale of Transfer Restricted Securities, the Co-Issuers shall:

(i) Subject to any notice by the Co-Issuers in accordance with this Section 5(a) of the existence of any fact or event of the kind described in Section 5(a)(iv)(D), use their reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period or the Incidental Registration Statement effective until the completion of the initial placement to the Underwriters of all Transfer Restricted Securities involved in such Incidental Offering, as the case may be; upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for the issuance by the Company of Common Stock to the Holders upon conversion of the Notes and/or the resale of Transfer Restricted Securities during the Effectiveness Period or until the completion of the initial placement to the Underwriters of all Transfer Restricted Securities involved in such Incidental Offering, as the case may be, the Co-Issuers shall file promptly an appropriate amendment to such Registration Statement, a supplement to the related Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (which amendment, supplement or report shall be subject to reasonable review and comment by Majority Holders’ Counsel and any delay associated therewith shall not be grounds for asserting a Registration Default, for failure to timely file such amendment, supplement or report), in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), if such amendment does not become automatically effective upon filing with the Commission, use their reasonable best efforts to cause any such amendment to become effective and such Registration Statement and the related Prospectus to become usable for its intended purposes as soon as practicable thereafter.

(ii) Prepare and file with the Commission such amendments, post-effective amendments to the Registration Statement and reports as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period or the Incidental Registration Statement effective until the completion of the initial placement to the Underwriters of all Transfer Restricted Securities involved in such Incidental Offering; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rule 424 under the Securities Act in a timely manner.

(iii) Comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth or to be set forth in the Registration Statement or supplement to the Prospectus.

(iv) Advise the selling Holders that have provided in writing to the Company a telephone or facsimile number and address for notices, promptly and, if requested by such selling Holders, to confirm such advice in writing (which notice pursuant to clauses (B) through (D) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Co-Issuers shall have remedied the basis for such suspension):

(A) when the Prospectus, any Prospectus supplement, any post-effective amendment or any Issuer Free Writing Prospectus has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information relating thereto (but not the nature or details regarding such request, unless the recipient is bound by a confidentiality agreement in favor of the Co-Issuers applicable to such nature or details);

(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act, or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for any of the preceding purposes;

(D) of the existence of any fact or the happening of any event, (i) during the Effectiveness Period or (ii) during any time when a Prospectus is required to be delivered with respect to an Incidental Offering (but in no case more than 30 days after the completion of the initial placement of all Transfer Restricted Securities in such Incidental Offering to the Underwriters), that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (but not the nature or details regarding such fact or event, unless the recipient is bound by a confidentiality agreement in favor of the Co-Issuers applicable to such nature or details); or

(E) when any Issuer Free Writing Prospectus includes information that may conflict with or be inconsistent with the information contained in the Registration Statement.

(v) If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement or, in the case of an Incidental Offering, suspending the effectiveness of the Incidental Registration Statement at any time prior to the completion of the initial placement to the Underwriters of all Transfer Restricted Securities involved in such Incidental Offering, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Co-Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time, including, if necessary, by filing an amendment to the Registration Statement or a new Registration Statement and using their reasonable best efforts to have such amendment or new Registration Statement declared effective, and will provide to each Holder who is named in the Registration Statement prompt notice of the withdrawal of any such order or of the filing or effectiveness of any such amendment or new Registration Statement.

(vi) Upon reasonable written notice, and only in connection with (x) an Underwritten Offering of Transfer Restricted Securities or (y) the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act of at least $5,000,000 worth of shares of Common Stock that are Transfer Restricted Securities, in each case pursuant to the Registration Statement, make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by the Majority Holders whose Transfer Restricted Securities are included in the Registration Statement, and any attorney or accountant retained by such selling Holders and any Underwriter (or its representatives) participating in any disposition pursuant to the Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, and cause the Co-Issuers’ and their subsidiaries’ officers, directors, managers and employees to supply all material information reasonably requested by any such representative or representatives of the selling Holders, attorney or accountant in connection therewith; provided, however, that the Co-Issuers shall have no obligation to deliver information to any Person (other than an Underwriter) pursuant to this Section 5(a)(vi) unless such Person shall have executed and delivered a reasonable and customary confidentiality agreement in a form acceptable to the Co-Issuers relating to such information, which agreement shall provide that any confidential information shall be kept confidential only until such information is required to be publicly disclosed by the Company under applicable law.

(vii) If requested by any selling Holders, promptly incorporate in the Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; provided, however, that the Co-Issuers shall not be obligated to pay any Additional Amounts in respect of any Registration Default that is caused solely by a supplement or amendment to the Shelf Registration Statement that is reasonably requested by the Majority Holders (unless such supplement or amendment was necessary or reasonably desirable because of a change in applicable laws, rules, regulations or instructions).

(viii) Deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto, and any Issuer Free Writing Prospectus, as such Persons reasonably may request; provided, however, that the Co-Issuers shall have no obligation to deliver to Holders a copy of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on EDGAR (so long as such report or other filing is automatically incorporated by reference in the Prospectus); subject to Section 5(b)(i) and subject to any notice by the Co-Issuers in accordance with this Section 5(a) of the existence of any fact or event of the kind described in Section 5(a)(iv)(B) through (E), the Co-Issuers hereby consent to the use of the Prospectus and any amendment or supplement thereto, and any Issuer Free Writing Prospectus, by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

(ix) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Co-Issuers shall be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject, other than service of process for suits arising out of the Placement or any offering pursuant to the Shelf Registration Statement, or (B) to subject itself to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject.

(x) Unless the Transfer Restricted Securities shall be in book-entry form only, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request (by written request to the Company) at least five Business Days before any sale of Transfer Restricted Securities.

(xi) Use their reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities.

(xii) Subject to Section 5(b)(ii) hereof, if any fact or event contemplated by Section 5(a)(iv)(B) through (E) hereof shall exist or have occurred, use their reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement, related Prospectus (including by means of an Issuer Free Writing Prospectus), relevant Issuer Free Writing Prospectus or any document incorporated therein by reference or to file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, none of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any such Issuer Free Writing Prospectus, in the light of the circumstances in which they are made) not misleading.

(xiii) Obtain CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Registration Statement.

(xiv) Cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any Underwriter that is required to be undertaken in accordance with the rules and regulations of FINRA.

(xv) Otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

(xvi) Make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the Registration Statement and in any event no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration

Statement; provided, that any such earnings statement publicly available on the Company’s website or on EDGAR shall be considered generally available for the purpose of this Section 5(a)(xvi).

(xvii) Cause all Common Stock covered by the Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which the Common Stock is then listed or quoted.

(xviii) Provide to each Holder upon written request each report filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Registration Statement, unless such document is available through the Commission’s EDGAR system.

(xix) In connection with any Underwritten Offering conducted pursuant to (x) Section 9 hereof or (y) an Incidental Registration Statement:

(A) make such representations and warranties to the Holders of Securities registered thereunder and the Underwriters, in form, substance and scope as are customarily made by issuers to Underwriters in similar underwritten offerings;

(B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriters) addressed to the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Underwriters;

(C) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Underwriters, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings;

(D) deliver such documents and certificates as may be reasonably requested by (x) in connection with an Underwritten Offering conducted pursuant to Section 9 hereof, the Majority Holders and the Underwriters, or (y) in connection with an Incidental Offering, the selling Holders representing a majority of the Transfer Restricted Class Securities to be sold and the Underwriters, including those to evidence compliance with Section 5(a)(iii) hereof and with any customary conditions contained in any related underwriting agreement entered into by the Company; and

(E) if the Company is not then a WKSI, the Co-Issuers shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Underwriters reasonably request should be included therein and to which the Co-Issuers do not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

The actions set forth in clauses (A), (B), (C) and (D) of this Section 5(a)(xix) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder.

(xx) Use their reasonable best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by the Registration Statement.

(xxi) Enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriters, if any, selected as provided in Section 9) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Transfer Restricted Securities and shall provide all reasonable cooperation, including causing its appropriate executive officers to attend and participate in “road shows” and other information meetings organized by the Approved Underwriters, if applicable, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable to the selling Holders of Transfer Restricted Securities in such Underwritten Offering than those set forth in Section 7 hereof.

(xxii) To the extent requested by selling Holders, cooperate with the selling Holders to facilitate the timely delivery of Transfer Restricted Securities in uncertificated form (if reasonably practicable) able to be transferred freely, subject to the delivery of the Prospectus.

(xxiii) Notify promptly any Holders who are Affiliates of the Company of the existence of any “black-out” periods under the securities trading policy of the Company; for purposes of this subsection (xxiii), the last sentence of the definition of “Affiliate” in the Note Purchase Agreement shall not apply.

(b) (i) Notwithstanding Section 5(a)(i) hereof or any other provision herein, the Co-Issuers may suspend the effectiveness of the Shelf Registration Statement:

(x) if an event occurs and is continuing as a result of which the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Co-Issuers’ judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(y) if a majority of the board of directors of the Company, with the advice of counsel, determine in good faith that it is appropriate to suspend the effectiveness of the Shelf Registration Statement because maintaining such effectiveness would require the disclosure of information that would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Co-Issuers.

Upon the occurrence of any event described in clause (x) and (y) of this Section 5(b)(i), the Co-Issuers shall give notice to the Holders that the availability of the Shelf Registration Statement and the Prospectus is suspended. The period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended pursuant to this Section 5(b)(i)(the “Suspension Period”) shall not exceed either (x) one period of 60 days in any 365-day period or (y) two periods of 30 days in any 365-day period.

(ii) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a “Suspension Notice”) from the Co-Issuers of the existence of any fact of the kind described in Section 5(a)(iv)(B) through (D) hereof or in Section 5(b)(i) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement and use of the Prospectus and any related Free Writing Prospectuses until:

(A) such Holder has received copies of the supplemented or amended Prospectus or applicable Issuer Free Writing Prospectus contemplated by Section 5(a)(xii) hereof; or

(B) such Holder is advised in writing by the Co-Issuers that the use of the Prospectus and any applicable Issuer Free Writing Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, unless such filings are made pursuant to the requirements of Section 13 and Section 15 of the Exchange Act and such filings are available through the Commission’s EDGAR system.

If so directed by the Co-Issuers, each Holder will deliver to the Co-Issuers (at the Co-Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities and any Issuer Free Writing Prospectus that was current at the time of receipt of such Suspension Notice.

(c) Each Holder agrees by acquisition of a Transfer Restricted Security that no Holder shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Shelf Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(c) or Section 2(g) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. The Company may require each Notice Holder of Common Stock to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Common Stock as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such Shelf Registration Statement the Transfer Restricted Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Notice Holder further agrees not to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement without delivering, causing to be delivered or, if permitted by applicable law, making available, a Prospectus to the purchaser thereof and to notify the Co-Issuers (within 10 Business Days after a written request therefor by the Co-Issuers) of the amount of Transfer Restricted Securities sold pursuant to the Shelf Registration Statement.

(d) In connection with any Hedging Transactions:

(i) The Co-Issuers agree that, if, in the reasonable judgment of a selling Holder (after good faith consultation with counsel to the selling Holder and counsel to the Company), it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Transfer Restricted Class Securities in connection therewith, then the Co-Issuers shall use their reasonable best efforts to take such actions (which may include, among other things, the filing of a post-effective amendment to a Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as Underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transaction or sales or transfers of Transfer Restricted Class Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Co-Issuers hereunder with respect to the registration of Transfer Restricted Securities. Any information regarding the Hedging Transaction included in a Registration Statement or prospectus pursuant to this Section 5(d) shall be deemed to be information provided by the Underwriter, to the extent provided by an Underwriter, or shall not be deemed to be information furnished by the Company, (in any other case), for purposes of Section 7.

(ii) All Registration Statements in which Holders may include Transfer Restricted Securities under this Agreement shall be subject to the provisions of this Section 5(d), and the registration of Transfer Restricted Class Securities thereunder pursuant to this Section 5(d) shall be subject to the provisions of this Agreement applicable to any such Registration Statements; provided, however, that the selection of any Hedging Counterparty shall not be subject to Section 9(a), but the Hedging Counterparty shall be selected by the Holders of a majority of the Transfer Restricted Class Securities subject to the Hedging Transaction that are proposed to be included in such Registration Statement.

(iii) If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an Underwriter or selling stockholder, then the Company shall enter into customary agreements with respect to such Hedging Transaction with such Hedging Counterparty and/or such Affiliate, pursuant to which, among other things, such Hedging Counterparty or such Affiliate shall be required to provide customary indemnities to the Company regarding information provided by such Hedging Counterparty or such Affiliate and the Company shall indemnify the Hedging Counterparty and such Affiliate to the extent customary. For purposes of this clause (iii), the last sentence in the definition of “Affiliate” in the Note Purchase Agreement shall not apply.

(iv) The Co-Issuers further agree to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement, and any related Prospectus (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of the Registration Statement), language substantially in the form of Schedule 1 hereto and to include in each Prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Co-Issuers, the relevant Holders and the Hedging Counterparty describing such Hedging Transaction.

(e) Any sale of Transfer Restricted Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and, if applicable, its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such sale, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or, if applicable, its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or, if applicable, its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading. Each Holder agrees that such Holder will not make any offer relating to the Transfer Restricted Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company.

6. Registration Expenses.

All expenses incident to the Co-Issuers’ performance of or compliance with this Agreement shall be borne by the Co-Issuers regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

(a) all registration and filing fees and expenses (including filings made with FINRA);

(b) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

(c) all expenses of printing (including printing of Prospectuses, Issuer Free Writing Prospectuses and certificates for the Common Stock to be issued upon conversion of the Notes) and the Co-Issuers’ expenses for messenger and delivery services and telephone;

(d) all fees and disbursements of counsel to the Co-Issuers;

(e) all reasonable fees and disbursements of one firm of counsel to selling Holders;

(f) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(g) in connection with an Underwritten Offering, all fees and disbursements of independent certified public accountants of the Co-Issuers.

The Co-Issuers shall bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Co-Issuers. The Co-Issuers shall pay all expenses customarily borne by issuers in an underwritten offering as set forth in Section 8(c) hereof.

7. Indemnification And Contribution.

(a) The Co-Issuers agree to indemnify and hold harmless each Holder of Transfer Restricted Securities covered by the Registration Statement, its Affiliates, directors, officers, employees and agents, and each Person, if any, who controls any such Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Holder”), against any loss, claim, damage, liability or expense, as incurred, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or expense relating to resales of the Transfer Restricted Securities) (collectively, “Losses”), to which such Indemnified Holder may become subject, insofar as any such Loss arises out of or is based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Indemnified Holder for any and all expenses, including the fees and disbursements of counsel, as such expenses are reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Co-Issuers by or on behalf of any Notice Holder (or its related Indemnified Holder) or any Underwriter (only to the extent covered in the indemnity provided by the Underwriter to the selling stockholder in the underwriting agreement) expressly for use therein; provided, further, that this indemnity shall not apply to any Loss arising from (A) use of the Prospectus during a Suspension Period after receipt of a Suspension Notice pursuant to Section 5(b)(ii), or (B) failure of the Notice Holder to deliver a Prospectus as then amended or supplemented, as required by law, after delivery of such Prospectus by the Company to the Notice Holder pursuant to Section 2(g).

The Co-Issuers also agree to indemnify as provided in this Section 7(a) or contribute as provided in Section 7(e) hereof to Losses of each Underwriter, if any, of Transfer Restricted Securities registered under a Registration Statement, their directors, officers, employees or agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 7(a) and shall, if requested in connection with an Underwritten Offering, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(a)(xxi) hereof.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Co-Issuers, each of their directors, each of their officers and each Person, if any, who controls the Co-Issuers within the meaning of the Securities Act or the Exchange Act (i) to the same extent as the foregoing indemnity from the Co-Issuers to each such Holder, but only with reference to written information relating to such Holder furnished to the Co-Issuers by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Transfer Restricted Securities, to which such Person may become subject, insofar as any such Loss arises out of, or is based upon any Free Writing Prospectus used by such Holder without the prior consent of the Company, and in connection with any Underwritten Offering, the Underwriters, provided that the indemnification obligation in this clause (ii) shall be several, not joint and several, among the Holders who used such Free Writing Prospectus. This indemnity agreement set forth in this Section shall be in addition to any liabilities which any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that (based on advice of counsel) a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein:

(i) in such proportion as is appropriate to reflect the relative benefits received by the Co-Issuers, on the one hand, and the Holders, on the other hand, from the offering and sale of the Notes pursuant to the Note Purchase Agreement, in the case of the Co-Issuers, and the sale by such Holder of the Transfer Restricted Securities in the case of such Holder, or

(ii) if the allocation provided by Section 7(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 7(e)(i) above but also the relative fault of the Co-Issuers, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such Loss, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Holders, on the other hand, in connection with such offering and such sale of the Transfer Restricted Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes purchased under the Note Purchase Agreement (before deducting expenses) received by the Company and the total proceeds received by the

Holders with respect to their sale of Transfer Restricted Securities. The relative fault of the Company, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Co-Issuers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7(e).

The amount paid or payable by a party as a result of the Loss referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

Notwithstanding the provisions of this Section 7, in no event will any Holder be required to undertake liability to any Person under this Section 7 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Transfer Restricted Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Transfer Restricted Securities are to be registered under the Securities Act. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute as provided in this Section 7(e) are several and not joint.

(f) The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Co-Issuers or any of the officers, directors or employees, agents or controlling Persons referred to in Section 7 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.

8. Rule 144. The Co-Issuers agree with each Holder, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, they will cooperate with any Holder of Transfer Restricted Securities and take such further action as any Holder of Transfer Restricted Securities may reasonably request in writing (including, without limitation, making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act and customarily taken in connection with sales pursuant to such exemption.

9. Underwritten Registrations.

(a) Any Holder of Transfer Restricted Securities who desires to do so may sell Transfer Restricted Securities (in whole or in part) in a firm commitment Underwritten Offering and the managing Underwriter or Underwriters for such offering shall be an investment banking firm or firms of national reputation selected to act as the managing Underwriter or Underwriters of the offering (each, an “Approved Underwriter”); provided that any such offering may only be requested by written notice from Holders of at least the lesser of (i) $20.0 million in aggregate expected gross proceeds of Transfer Restricted Securities (based on a good-faith estimate by an investment bank of recognized national standing) and (ii) on one occasion only that does not qualify under clause (i), 75% or more of all remaining Transfer Restricted Securities; and provided further that the Co-Issuers shall not be obligated to participate in more than one Underwritten Offering in any period of 180 consecutive days during the Effectiveness Period. Upon receipt of such a request, the Company shall provide all Holders of Transfer Restricted Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold in an Underwritten Offering, the Approved Underwriters shall be selected by the Holders of a majority of the Transfer Restricted Securities to be included in such offering. Without the express written consent of Holders of a majority of the Transfer Restricted Securities to be included in such offering, the Co-Issuers shall not be permitted to include any securities other than Transfer Restricted Securities in such offering.

(b) No Person may participate in any Underwritten Offering pursuant to the Shelf Registration Statement unless such Person (i) agrees to sell such Person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (iii) if such Holder is not then a Notice Holder, such Holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(c) or Section 2(g) hereof within a reasonable amount of time before such underwritten offering.

(c) The Holders participating in any Underwritten Offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 6 hereof, expenses of their own counsel. The Co-Issuers shall pay all expenses customarily borne by issuers in an Underwritten Offering, including but not limited to filing fees, the reasonable fees and disbursements of its counsel and independent public accountants and any reasonable printing expenses incurred in connection with such underwritten offering. Notwithstanding anything to the contrary contained herein, upon receipt of a request from any Approved Underwriters or a representative of holders of a majority of the Transfer Restricted Securities to be included in an Underwritten Offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 60 days if a majority of the board of directors of the Company, with the advice of counsel, determine in good faith that it is appropriate to delay such filing because such filing would require the disclosure of information that would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Co-Issuers; provided that the duration of any such delay shall be deemed to be a Suspension Period related to such event.

10. Miscellaneous.

(a) Free Writing Prospectuses. Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Transfer Restricted Securities without the prior express written consent of the Company and, in connection with any Underwritten Offering, the Underwriters. Any such Free Writing Prospectus consented to by the Company and, if applicable, the Underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission (if required by applicable law, rule or regulation), legending and recordkeeping.

(b) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the event of any such failure, subject to the provisions in Section 3 hereof, nothing precludes the Purchasers or the Holders from being entitled to exercise all rights provided to it herein, in the Note Purchase Agreement or granted by law, including recovery of liquidated or other damages, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Co-Issuers’ obligations under Section 2 hereof. The Co-Issuers further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(c) Actions Affecting Transfer Restricted Securities. The Co-Issuers shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

(d) No Inconsistent Agreements. Except with respect to registration rights granted under the Third Amended and Restated Investors’ Rights Agreement dated April 27, 2005, as the same may be subsequently amended or restated, the Co-Issuers have not, as of the date hereof, entered into, nor shall on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Co-Issuers shall not grant to any of their securityholders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of their securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. Each Holder (i) covenants and agrees that it will not exercise any rights that it may have under any other agreement to include shares of Common Stock in any Shelf Registration Statement filed pursuant to this Agreement, and (ii) acknowledges and agrees (A) that it has received notice of the filing of all Shelf Registration Statements that may be filed pursuant to this Agreement and (B) that such notice is adequate and sufficient for the purposes of any such other agreement.

(e) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Co-Issuers have obtained the written consent of the Majority Holders. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of Transfer Restricted Securities being sold rather than registered under such Registration Statement.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), facsimile transmission, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth in the register maintained under the Note Purchase Agreement or at the address set forth in the register maintained by the transfer agent of the Common Stock, as the case may be; and

(ii) if to the Company, initially at their address set forth in the Note Purchase Agreement,

With a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: (212) 848-7179

Attention: James S. Scott Sr.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities. The Co-Issuers hereby agree to extend the benefit of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Holder or Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Purchaser, or by any Person who controls any Holder or Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. To the extent that the Company may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property, they hereby irrevocably waive such immunity in respect of this Agreement, to the fullest extent permitted by law. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Holder or Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Purchaser, or by any Person who controls any Holder or Purchaser, in any court of competent jurisdiction.

(j) Notes Held by the Company or Affiliated Holders. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company, a Subsidiary of the Company or an Affiliated Holder shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREUNDER THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

(m) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(n) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VONAGE AMERICA INC.

By:	/s/ John S. Rego
Name:	John S. Rego
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Registration Rights Agreement

VONAGE HOLDINGS CORP.

By:	/s/ John S. Rego
Name:	John S. Rego
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Registration Rights Agreement

CENTURY NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Steven M. Kleiman
Name:	Steven M. Kleiman
Title:	Chief Operating Officer

Signature Page to Registration Rights Agreement

QWEST OCCUPATIONAL HEALTH TRUST

By:	/s/ Steven M. Kleiman
Name:	Steven M. Kleiman
Title:	Chief Operating Officer

Signature Page to Registration Rights Agreement

QWEST PENSION TRUST

By:	/s/ Steven M. Kleiman
Name:	Steven M. Kleiman
Title:	Chief Operating Officer

Signature Page to Registration Rights Agreement

SAN DIEGO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By:	/s/ Steven M. Kleiman
Name:	Steven M. Kleiman
Title:	Chief Operating Officer

Signature Page to Registration Rights Agreement

VIRGINIA RETIREMENT SYSTEM

By:	/s/ Steven M. Kleiman
Name:	Steven M. Kleiman
Title:	Chief Operating Officer

Signature Page to Registration Rights Agreement

ZAZOVE HIGH YIELD CONVERTIBLE SECURITIES FUND, L.P.

By:	/s/ Steven M. Kleiman
Name:	Steven M. Kleiman
Title:	Chief Operating Officer

Signature Page to Registration Rights Agreement

LOCKHEED MARTIN CORPORATION MASTER RETIREMENT TRUST

By:	/s/ Steven M. Kleiman
Name:	Steven M. Kleiman
Title:	Chief Operating Officer

Signature Page to Registration Rights Agreement

NOAH AIDAN CITRON 1999 DESCENDANT’S ANNUITY TRUST

By:	/s/ Joseph Woods
Name:	Joseph Woods
Title:	Trustee

Signature Page to Registration Rights Agreement

KYRA ELISE CITRON 1999 DESCENDANT’S ANNUITY TRUST

By:	/s/ Joseph Woods
Name:	Joseph Woods
Title:	Trustee

Signature Page to Registration Rights Agreement

SANKATY CREDIT OPPORTUNITIES IV, L.P.

By:	/s/ Jeff Hawkins
Name:	Jeff Hawkins
Title:	Managing Director

Signature Page to Registration Rights Agreement

SANKATY CREDIT OPPORTUNITIES III, L.P.

By:	/s/ Jeff Hawkins
Name:	Jeff Hawkins
Title:	Managing Director

Signature Page to Registration Rights Agreement

SANKATY CREDIT OPPORTUNITIES (OFFSHORE MASTER) IV, L.P.

By:	/s/ Jeff Hawkins
Name:	Jeff Hawkins
Title:	Managing Director

Signature Page to Registration Rights Agreement

SANKATY CREDIT OPPORTUNITIES, L.P.

By:	/s/ Jeff Hawkins
Name:	Jeff Hawkins
Title:	Managing Director

Signature Page to Registration Rights Agreement

SPCP GROUP, LLC

By:	/s/ Zachary M. Zeitlin
Name:	Zachary M. Zeitlin
Title:	Authorized Signatory

Signature Page to Registration Rights Agreement

MORTON E. DAVID

By:	/s/ Morton E. David
Name:	Morton E. David

Signature Page to Registration Rights Agreement

GREYWOLF CAPITAL PARTNERS II LP

By:	/s/ Cevdet Samikoglu
Name:	Cevdet Samikoglu
Title:	Authorized Signatory

Signature Page to Registration Rights Agreement

JEFFREY A. CITRON

By:	/s/ Jeffrey A. Citron
Name:	Jeffrey A. Citron

Signature Page to Registration Rights Agreement

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP

By:	NEA Partners 10, Limited Partnership Its General Partner

By:	/s/ Eugene A. Trainor III
General Partner

Signature Page to Registration Rights Agreement

NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

By:	NEA Partners 11, Limited Partnership Its General Partner

By:	NEA 11 GP, LLC Its General Partner

By:	/s/ Eugene A. Trainor III
Manager

Signature Page to Registration Rights Agreement

BAIN CAPITAL VENTURE FUND 2005, L.P.

By:	Bain Capital Venture Partners 2005, L.P., Its General Partner

By:	Bain Capital Venture Investors, LLC, Its General Partner

/s/ Michael Krupka
Name:	Michael Krupka
Title:	Managing Director

Signature Page to Registration Rights Agreement

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	Brookside Capital Investors, L.P., Its General Partner

By:	Brookside Capital Management, LLC, Its General Partner

/s/ Domenic Ferrante
Name:	Domenic Ferrante
Title:	Managing Director

Signature Page to Registration Rights Agreement